EXHIBIT 5.1

                   OPINION OF MALIZIA SPIDI & FISCH, PC AS TO
                THE VALIDITY OF THE COMMON STOCK BEING REGISTERED


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                            MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661



December 7, 2000

Board of Directors
GFSB Bancorp, Inc.
221 West Aztec Avenue
Gallup, New Mexico 87301

            RE:            Registration Statement on Form S-8:
                           ----------------------------------
                           GFSB Bancorp, Inc. 2000 Stock Option Plan
                           GFSB Bancorp, Inc. Directors Stock Compensation Plan

 Gentlemen:

         We have acted as special counsel to GFSB Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 56,357 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 46,800 shares of Common Stock granted under the GFSB Bancorp, Inc. 2000 Stock Option Plan, and (ii) upon the exercise of options for 9,557 shares of Common Stock under the GFSB Bancorp, Inc. Directors Stock Compensation Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                               Sincerely,



                                               /s/Malizia Spidi & Fisch, PC
                                               ---------------------------------
                                               Malizia Spidi & Fisch, PC